                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-KA


                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934


Date of Report  April 2, 1999

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-19674
(Commission File Number)

94-3283464
(IRS Employer Identification No.)

2260 Douglas Boulevard, Suite 280, Roseville, California  95661
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code (916) 772-2221

Not Applicable
(Former name or former address, if changed since last report.)

                      INFORMATION TO BE INCLUDED IN THE REPORT

Item 2. Acquisition or Disposition of Assets

               On February 1, 1999, Waste Connections, Inc. ("WCI") filed a Form 8-K describing the merger on January 19, 1999, of WCI Acquisition Corporation I, WCI Acquisition Corporation II, WCI Acquisition Corporation III and WCI Acquisition Corporation IV, four Delaware corporations wholly owned by WCI, into Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc. and Tacoma Recycling Company, Inc., respectively (collectively, the "Murrey Companies"). Certain financial statements of the Murrey Companies and certain pro forma financial data of WCI were not then available and therefore were not included in the February 1, 1999 Form 8-K filing. WCI hereby amends its Form 8-K filed on February 1, 1999, to include the financial statements and pro forma financial information set forth below in Item 7.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

        (a) Financial Statements of Businesses Acquired.

                      REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

Board of Directors and Shareholders
Murrey's Disposal Company, Inc.
American Disposal Company, Inc.
D.M. Disposal Co., Inc.
Tacoma Recycling Company, Inc.

   We have audited the accompanying combined balance sheets of Murrey's Disposal Company, Inc., American Disposal Company, Inc., D.M. Disposal Co., Inc., and Tacoma Recycling Company, Inc. (collectively the "Murrey Companies") as of December 31, 1997 and 1998, and the related combined statements of income and retained earnings, and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Murrey Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Murrey Companies at December 31, 1997 and 1998, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                               ERNST & YOUNG LLP

Sacramento, California
February 4, 1999

                              THE MURREY COMPANIES

                             COMBINED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                     ASSETS

                                                                     DECEMBER 31,
                                                               ----------------------
                                                                 1997           1998
                                                               -------        -------
 Current assets:
   Cash and equivalents ...............................        $   126        $   173
   Accounts receivable, less allowance for doubtful
     accounts of $74 in 1997 and $149 in 1998 .........          2,779          3,007
   Prepaid expenses and other current assets ..........             79             27
                                                               -------        -------
 Total current assets .................................          2,984          3,207
 Property, plant and equipment, net ...................         14,819         13,943
 Intangible assets, net ...............................          1,862          1,801
 Other assets .........................................             31            184
                                                               -------        -------
                                                               $19,696        $19,135
                                                               =======        =======

                      LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
   Short-term borrowings ..............................        $ 1,628        $ 1,500
   Accounts payable ...................................          1,617          1,509
   Advances from a related party ......................            543            543
   Deferred revenue ...................................            919          1,095
   Other current liabilities ..........................             --            106
   Accrued liabilities ................................            832            993
   Income taxes payable ...............................            228            337
   Current portion of long-term debt ..................            873            731
                                                               -------        -------
 Total current liabilities ............................          6,640          6,814
 Long-term debt .......................................          4,907          3,879
 Deferred income taxes ................................            658            623
 Other long-term liabilities ..........................             --            353
 Commitments and contingencies (Note 7)
 Shareholders' equity:
   Common stock at par value; 60,500 shares authorized;
      1,470 shares issued and outstanding .............             45             45
   Additional paid-in capital .........................            455            455
   Retained earnings ..................................          6,991          6,966
                                                               -------        -------
 Total shareholders' equity ...........................          7,491          7,466
                                                               -------        -------
                                                               $19,696        $19,135
                                                               =======        =======

                             See accompanying notes.

                              THE MURREY COMPANIES

               COMBINED STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                              YEARS ENDED DECEMBER 31,
                                                    --------------------------------------------
                                                      1996              1997              1998
                                                    --------          --------          --------
Revenues ..................................         $ 25,024          $ 28,874          $ 32,528
Operating expenses:
  Cost of operations ......................           20,465            23,133            26,410
  Selling, general and administrative .....            2,142             2,323             2,791
  Depreciation and amortization ...........            1,236             1,371             2,194
                                                    --------          --------          --------
Income from operations ....................            1,181             2,047             1,133
Interest expense ..........................             (284)             (380)             (535)
Other income (expense), net ...............              309               283                79
                                                    --------          --------          --------
Income before income taxes ................            1,206             1,950               677
Income tax provision ......................             (543)             (634)             (535)
                                                    --------          --------          --------
Net income ................................              663             1,316               142
Retained earnings, beginning of period ....            5,095             5,758             6,991
Dividends .................................               --               (83)             (167)
                                                    --------          --------          --------
Retained earnings, end of period ..........         $  5,758          $  6,991          $  6,966
                                                    ========          ========          ========
Pro forma income taxes
  (unaudited -- Note 11) ..................         $   (432)         $   (697)         $   (238)
                                                    --------          --------          --------
Pro forma net income (unaudited -- Note 11)         $    774          $  1,253          $    439
                                                    ========          ========          ========

                             See accompanying notes.

                              THE MURREY COMPANIES

                        COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                             YEARS ENDED DECEMBER 31,
                                                    -----------------------------------------
                                                     1996             1997             1998
                                                    -------          -------          -------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ..............................         $   663          $ 1,316          $   142
  Adjustments to reconcile net income to
     net cash provided by operating
     activities:
       Depreciation and amortization ......           1,236            1,371            2,194
       Deferred income taxes ..............             (19)             (44)             (35)
       Gain on sale of land ...............              --               --               (8)
       Changes in operating assets and
       liabilities:
          Accounts receivable, net ........              63             (446)            (228)
          Prepaid expenses and other assets             (36)              40               52
          Accounts payable ................             932              509             (108)
          Deferred revenue ................              42              154              176
          Accrued liabilities .............             129              127              161
          Other liabilities ...............              --               --              459
          Income taxes payable ............            (232)             (93)             109
                                                    -------          -------          -------
Net cash provided by operating activities             2,778            2,934            2,914
CASH FLOWS FROM INVESTING ACTIVITIES:
  Payments for acquisitions ...............              --           (2,900)              --
  Capital expenditures for property and
     equipment.............................          (4,790)          (2,108)          (1,874)
  Proceeds from sale of land ..............              --               --              625
  Net change in other assets ..............              31              (28)            (153)
                                                    -------          -------          -------
Net cash used in investing activities .....          (4,759)          (5,036)          (1,402)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt ............           1,418            3,414               --
  Principal payments on long-term debt ....            (615)            (928)          (1,170)
  Net change in short-term borrowings .....             659               19             (128)
  Net change in advances from a related
    party..................................            (259)            (275)              --
  Payment of dividends ....................              --              (83)            (167)
                                                    -------          -------          -------
Net cash provided by (used in) financing
  activities...............................           1,203            2,147           (1,465)
                                                    -------          -------          -------
Net increase (decrease) in cash and
  equivalents .............................            (778)              45               47
Cash and equivalents:
     Beginning of year ....................             859               81              126
                                                    -------          -------          -------
     End of year ..........................         $    81          $   126          $   173
                                                    =======          =======          =======
SUPPLEMENTARY DISCLOSURES OF CASH FLOW
INFORMATION  AND NON-CASH TRANSACTIONS:
     Cash paid for interest ...............         $   284          $   358          $   540
                                                    =======          =======          =======
     Cash paid for income taxes ...........         $   792          $   744          $   461
                                                    =======          =======          =======
     Issuance of notes payable for land and
        buildings .........................         $   260          $   315          $    --
                                                    =======          =======          =======

     In connection with acquisitions (Note
       3) the Murrey Companies acquired
       assets and issued notes payable
       to sellers as follows:
          Fair value of assets acquired ...         $    --          $ 3,100          $    --
          Notes payable to sellers ........              --             (200)              --
                                                    -------          -------          -------
          Cash paid for acquisitions ......         $    --          $ 2,900          $    --
                                                    =======          =======          =======

                             See accompanying notes.

                              THE MURREY COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1998
         (DOLLAR AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

1. BUSINESS, ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BUSINESS AND ORGANIZATION

   Murrey's Disposal Company, Inc. ("Murrey's"), American Disposal Company, Inc. ("American"), D.M. Disposal Co., Inc. ("DM"), and Tacoma Recycling Company, Inc. ("Tacoma") (collectively the "Murrey Companies") are regional, integrated, non-hazardous solid waste services companies that provide collection, transfer, and disposal of solid waste and recyclables to residential and commercial customers in and around the Tacoma, Washington area. Murrey's, American, DM and Tacoma were incorporated in Washington on March 13, 1963, October 27, 1966, July 12, 1979 and January 30, 1990, respectively.

   Each of the Murrey Companies' Common Stock is owned 90% by one or both of two trusts. The beneficiary of both trusts is also an officer and director of the Murrey Companies. The remaining stock is owned by two individuals (5% each) who are also officers and directors of the Murrey Companies.

BASIS OF COMBINATION

   The combined financial statements of the Murrey Companies include the accounts of Murrey's, American, DM and Tacoma as a result of their common management which exercises significant influence over their operations. Significant intercompany balances and transactions between the Murrey Companies have been eliminated in combination.

USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CASH EQUIVALENTS

   The Murrey Companies consider all highly liquid investments with a maturity of three months or less to be cash equivalents.

CONCENTRATIONS OF CREDIT RISK

   Financial instruments that potentially subject the Murrey Companies to concentrations of credit risks consist primarily of accounts receivable. Credit risk on accounts receivable is minimized as a result of the large and diverse nature of the Murrey Companies' customer base.

   The Murrey Companies maintain allowances for losses based on the expected collectibility of accounts receivable. Credit losses have been within management's expectations.

PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment are stated at cost. Improvements or betterments which significantly extend the life of an asset are capitalized. Expenditures for maintenance and repair costs are charged to operations as incurred. The cost of assets retired or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts in the year of disposal. Gains and losses resulting from property disposals are included in other income (expense). Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

   The estimated useful lives are as follows:

Buildings..........................................       20 years
Machinery and equipment............................  5 -- 15 years
Rolling stock......................................       10 years
Containers.........................................  5 -- 15 years
Furniture and fixtures.............................  3 --  5 years

   In connection with the Acquisitions (Note 3) the Murrey Companies acquired certain used property and equipment. This used property and equipment is being depreciated using the straight-line method over its estimated remaining useful lives, which range from one to twelve years.

GOODWILL

   Goodwill represents the excess of the purchase price over the fair value of the net assets acquired (Notes 3 and 4), and is amortized on a straight-line basis over the period of expected benefit of 40 years.

   The Murrey Companies continually evaluate the value and future benefits of its intangible assets, including goodwill. The Murrey Companies assess recoverability from future operations using cash flows and income from operations of the related acquired business as measures. Under this approach, the carrying value would be reduced if it becomes probable that the Murrey Companies' best estimate for expected future cash flows of the related business would be less than the carrying amount of the related intangible assets. There have been no adjustments to the carrying amounts of intangible assets resulting from these evaluations as of December 31, 1998.

FAIR VALUE OF FINANCIAL INSTRUMENTS

   The carrying values of cash and cash equivalents approximate their fair values as of December 31, 1997 and 1998. The carrying values of short-term borrowings (Note 5) and long-term debt (Note 6) approximate their fair values as of December 31, 1997 and 1998, based on current incremental borrowing rates for similar types of borrowing arrangements.

REVENUE RECOGNITION

   The Murrey Companies recognize revenues as services are provided. Certain customers are billed in advance and, accordingly, recognition of the related revenues is deferred until the services are provided.

INCOME TAXES

   DM uses the liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

   Murrey's, American and Tacoma operate under Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. Consequently all of the income tax attributes and liabilities of these companies' operations flow through to the individual shareholders.

2. PROPERTY, PLANT AND EQUIPMENT

   Property, plant and equipment as of December 31, 1997 and 1998 consists of the following:

                                              DECEMBER 31,
                                      --------------------------
                                          1997              1998
                                      --------          --------
Land and buildings ..........         $  6,668          $  6,174
Machinery and equipment .....            3,780             3,772
Rolling stock ...............            7,570             8,388
Containers ..................            4,380             5,234
Furniture and fixtures ......              255               249
                                      --------          --------
                                        22,653            23,817
Less accumulated depreciation           (7,834)           (9,874)
                                      --------          --------
                                      $ 14,819          $ 13,943
                                      ========          ========

3. ACQUISITIONS

   During 1997, the Murrey Companies purchased substantially all of the assets of Island Disposal (effective May 2, 1997) and Environmental Waste Systems and Olympic Disposal (both effective December 1, 1997) (collectively the "Acquisitions"). The total purchase price for the Acquisitions was approximately $3,100, comprised of $2,900 in cash and promissory notes payable to the sellers totaling $200. Of the combined $3,100 purchase price, $1,791 was recorded as goodwill and $80 was assigned to non-competition agreements. The Acquisitions were accounted for in accordance with the purchase method of accounting and, accordingly, the net assets acquired were included in the Murrey Companies' combined balance sheet based upon their estimated fair values on the date of the Acquisitions. The Murrey Companies' combined statement of operations includes the revenues and expenses of the acquired businesses after the effective date of the transactions.

   A summary of the purchase price allocation for the Acquisitions is as follows:

Acquired assets:
  Property and equipment.................    $1,229
  Goodwill...............................     1,791
  Non-competition agreements.............        80
                                             ------
                                             $3,100
                                             ======

   The following unaudited pro forma information shows the results of the Murrey Companies' operations as though the Acquisitions had occurred as of January 1, 1996:

                   YEARS ENDED DECEMBER 31,
                   -----------------------
                     1996           1997
                   -------         -------
                         (UNAUDITED)
Revenue ..         $27,485         $31,106
                   =======         =======
Net income         $   706         $ 1,094
                   =======         =======

   The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the Acquisitions occurred on January 1, 1996, or the results of future operations of the Murrey Companies. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the Acquisitions.

4. INTANGIBLE ASSETS

   Intangible assets consist of the following as of December 31, 1997 and 1998:

                                            DECEMBER 31,
                                      ------------------------
                                        1997             1998
                                      -------          -------
Goodwill ....................         $ 1,791          $ 1,791
Non-competition agreement ...              80               80
                                      -------          -------
                                        1,871            1,871
Less accumulated amortization              (9)             (70)
                                      -------          -------
                                      $ 1,862          $ 1,801
                                      =======          =======

5. SHORT-TERM BORROWINGS

   Short-term borrowings consist of various revolving and non-revolving lines-of-credit with a bank, bearing interest at 8.50% as of December 31, 1998 and which mature at various dates through February 28, 1999. The lines of credit are secured by all accounts receivable and inventory accounts, which totaled $3,176 as of December 31, 1998. The lines-of-credit were fully utilized as of December 31, 1998.

6. LONG-TERM DEBT

   Long-term debt consists of the following as of December 31, 1997 and 1998:

                                                                 DECEMBER 31,
                                                            ---------------------
                                                             1997           1998
                                                            ------         ------
Note payable to a bank bearing
  interest at a variable rate
  (approximately 8.4% as of December
  31, 1998); monthly payments of
  principal and interest of $25;
  maturing in November 2007; secured
  by certain cash accounts and a
  pledge of one of the Murrey
  Companies' exclusive franchise
  agreements ......................................         $2,000         $1,866

Note payable to a bank bearing interest at
  8.6%; monthly payments of principal
  and interest aggregating $13; maturing in October
  2001; secured by equipment with a
  net book value of approximately $400
  as of December 31, 1998 and certain
  cash accounts ...................................            632            514

Notes payable to a bank bearing interest at
  various fixed rates (ranging from 9.1%
  to 9.2% as of December 31, 1998); monthly
  payments of principal and interest aggregating
  $25 and one-time payments of $470 and $751
  in September 2000 and May 2001,
  respectively; maturing at various
  dates between September 2000 and May
  2001; secured by land and buildings
  with a net book value of
  approximately $2,463 as of December
  31, 1998 ........................................          1,544          1,350

Equipment financing notes payable bearing
  interest at various rates (ranging from
  8.6% to 8.8% as of December 31, 1998); monthly
  payments of principal and interest aggregating
  $21; maturing at various dates through
  September 2001;
  secured by equipment with an
  aggregate net book value of
  approximately $660 as of December
  31, 1998 ........................................            822            423

Notes payable to sellers bearing
  interest at 9.0% as of December 31,
  1998; monthly principal and interest
  payments of $3; maturing October,
  2007; secured by land and buildings
  with a net book value of
  approximately $901 as of December
  31, 1998 ........................................            471            291

Unsecured notes payable to seller
  bearing interest at 8.0% as of
  December 31, 1998; monthly principal
  and interest payments of $4;
  maturing in June 2002 ...........................            189             90

Other .............................................            122             76
                                                            ------         ------
                                                             5,780          4,610
Less: current portion .............................            873            731
                                                            ------         ------
Long-term debt ....................................         $4,907         $3,879
                                                            ======         ======

   As of December 31, 1998, aggregate contractual future principal payments by calendar year on long-term debt are due as follows:

1999.....................................         $  731
2000.....................................            936
2001.....................................          1,182
2002.....................................            336
2003.....................................            226
Thereafter...............................          1,199
                                                  ------
                                                  $4,610
                                                  ======

7. COMMITMENTS AND CONTINGENCIES

COMMITMENTS

  Operating Leases

   The Murrey Companies lease certain equipment and facilities under non-cancelable operating leases. Rent expense under all operating leases during the years ended December 31, 1996, 1997 and 1998 amounted to $170, $183, and $230, respectively.

   As of December 31, 1998, future minimum lease payments under these operating leases, by calendar year, are as follows:

1999.....................................           $194
2000.....................................            174
2001.....................................            109
2002.....................................             86
2003.....................................             72
Thereafter...............................            285
                                                    ----
                                                    $920
                                                    ====

CONTINGENCIES

  Environmental Risks

   The Murrey Companies are subject to liability for any environmental damage that the solid waste facilities they operate may cause to neighboring landowners, particularly as a result of the contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the operation of such facilities by the Murrey Companies. The Murrey Companies may also be subject to liability for any off-site environmental contamination caused by pollutants or hazardous substances whose transportation, treatment or disposal was arranged by the Murrey Companies. Any substantial liability for environmental damage incurred by the Murrey Companies could have a material adverse effect on the Murrey Companies' combined financial condition, results of operations or cash flows. As of December 31, 1998, the Murrey Companies are not aware of any such environmental liabilities.

  Legal Proceedings

   In the normal course of their business and as a result of the extensive governmental regulation of the solid waste industry, the Murrey Companies may periodically become subject to various judicial and administrative proceedings involving federal, state or local agencies. In these proceedings, an agency may seek to impose fines or to revoke or deny renewal of an operating permit held by the Murrey Companies. From time to time the Murrey Companies may also become parties to various claims or suits for alleged damages to persons and property, alleged violations of certain laws and alleged liabilities arising out of matters occurring during the normal course of operating a waste management business. However, as of December 31, 1998, there is no current proceeding or litigation involving the Murrey Companies that the Murrey Companies believe will have a material adverse impact on their business, financial condition, results of operations or cash flows.

  Disposal Site

   The Murrey Companies have been informed that the Hidden Valley Landfill, which is currently utilized by them for disposal of waste collected in Pierce County, is currently operating under a Consent Decree with the Washington State Department of Ecology and the Environmental Protection Agency. Under the terms of the Consent Decree, the Hidden Valley Landfill was closed on December 31, 1998; and subsequent to that date, all of the waste collected by the Murrey Companies in Pierce County was long hauled to an alternate disposal site pending completion of a new solid waste landfill in Pierce County. Management of the Murrey Companies does not believe that the closure of the Hidden Valley Landfill will have a material adverse impact on the Murrey Companies' business, combined financial position, results of operations or cash flows.

  Employees

   Approximately 46 of the Murrey Companies' route drivers are represented by the Teamsters Union. The Murrey Companies have a collective bargaining agreement that expires in June 1999. The Murrey Companies are not aware of any other organizational efforts among their employees and believes that their relations with their employees are good.

8. RELATED PARTY TRANSACTIONS

OPERATING LEASE

   The Murrey Companies lease land on which certain of their facilities are located from a shareholder of the Murrey Companies. This lease is pursuant to an informal arrangement whereby the Murrey Companies pay all of the property taxes and other expenses associated with the leased land in lieu of monthly rent. These payments totaled approximately $10 during each of the years ended December 31, 1996, 1997, and 1998.

ADVANCES

   As of December 31, 1997 and 1998, the Murrey Companies had non-interest bearing advances payable to one of their shareholders totaling $543.

DISPOSAL FEES

   During the years ended December 31, 1996, 1997 and 1998, the Murrey Companies paid $7,730, $8,592, and $8,816, respectively, in disposal fees to a landfill that is owned and operated by a company in which one of the Murrey Companies shareholders has an approximate 33% ownership interest.

9. 401(k) PLAN

   The Murrey Companies have a voluntary savings and investment plan (the "401(k) Plan"). The 401(k) Plan is available to all eligible, non-union employees of the Murrey Companies. Under the 401(k) Plan the Murrey Companies' contributions are at the discretion of management of the Murrey Companies. During the years ended December 31, 1996, 1997 and 1998, the Murrey Companies' 401(k) Plan expense was approximately $267, $316, and $336, respectively.

10. INCOME TAXES

   The provision (benefit) for income taxes for the Murrey Companies pertains solely to DM and consists of the following:

                         YEARS ENDED DECEMBER 31,
                   -----------------------------------
                    1996           1997           1998
                   -----          -----          -----
Federal:
  Current          $ 562          $ 678          $ 570
  Deferred           (19)           (44)           (35)
                   -----          -----          -----
                   $ 543          $ 634          $ 535
                   =====          =====          =====

   Deferred taxes result from temporary differences in the recognition of certain expense items for income tax and financial reporting purposes. The Murrey Companies' deferred taxes as of December 31, 1997 and 1998 are substantially comprised of depreciation deducted for tax purposes that will be recorded in future periods for financial reporting purposes.

   The principal reasons for the difference between the federal statutory income tax rate and the effective income tax rate are as follows:

                                                                   YEARS ENDED DECEMBER 31,
                                                             ----------------------------------
                                                              1996          1997           1998
                                                             -----         -----          -----
Federal expense expected at statutory rates
  on combined income before income taxes ...........         $ 410         $ 663          $ 230
Tax effect of companies reporting under Subchapter S           124           (42)           302
Other ..............................................             9            13              3
                                                             -----         -----          -----
                                                             $ 543         $ 634          $ 535
                                                             =====         =====          =====

11. PRO FORMA INCOME TAX INFORMATION (UNAUDITED)

   As described in Note 1, Murrey's, American, and Tacoma (the "S Corporations") operate under Subchapter S of the Internal Revenue Code and are not subject to federal income taxes. In connection with the Murrey Companies' proposed merger with Waste Connections, Inc. ("WCI") (Note 12), the Subchapter S election will be terminated. As a result, the S Corporations (as wholly-owned subsidiaries of WCI) will be subject to corporate income taxes subsequent to the termination of S corporation status. The Murrey Companies had combined income for income tax purposes of $2,135, $1,941 and $1,924 for 1996, 1997 and 1998, respectively. Had the Murrey Companies filed federal income tax returns as regular corporations for 1996, 1997 and 1998, income tax expense under the provisions of Financial Accounting Standards No. 109 would have been $432, $697 and $238, respectively.

   The following unaudited pro forma information reflects income tax expense (benefit) for the Murrey Companies as if the S Corporations had also been subject to federal income taxes:

                                                              YEARS ENDED DECEMBER 31,
                                                        ----------------------------------
                                                         1996           1997          1998
                                                        -----          -----         -----
Federal:
  Current .....................................         $ 726          $ 660         $ 654
  Deferred ....................................          (294)            37          (416)
                                                        -----          -----         -----
Pro forma income taxes ........................         $ 432          $ 697         $ 238
                                                        =====          =====         =====

   The pro forma provisions for income taxes for the years ended December 31, 1996, 1997, and 1998 differ from the amounts computed by applying the applicable statutory federal income tax rate (34%) to income before income taxes due to certain non-deductible expenses.

   The Murrey Companies pro forma deferred income tax asset of approximately $71 and $301 as of December 31, 1997 and 1998, respectively, relates principally to differences in the recognition of bad debt expenses, vacation accruals, accruals for contract losses and certain other temporary differences. The Murrey Companies also had pro forma deferred tax liabilities as of December 31, 1997 and 1998 of approximately $1,332 and $1,147 which relate to differences between tax and financial methods of depreciation and the use of the cash method of accounting for tax purposes by certain of the S Corporations.

12. SUBSEQUENT EVENT

MERGER OF THE MURREY COMPANIES

   On January 19, 1999, the Murrey Companies merged with wholly-owned subsidiaries of Waste Connections, Inc. ("WCI") whereby all shares of common stock of the Murrey Companies were exchanged for 2,888,880 shares of WCI common stock. The transactions were accounted for as poolings-of-interests.

13. YEAR 2000 (UNAUDITED)

   The Murrey Companies will need to modify or replace portions of their software so that their computer systems will function properly with respect to dates in the year 2000 ("Year 2000") and thereafter. To date, the Murrey Companies have not incurred any costs related to the Year 2000 project. The Murrey Companies do not believe that their expenditures relating to the Year 2000 project will be material. However, if the required Year 2000 modifications and conversions are not made or are not completed in a timely manner, the Year 2000 issue could materially affect their operations.

        (b)  Pro Forma Financial Information.

        Waste Connections, Inc. Unaudited Pro Forma Financial
        Statements


                             WASTE CONNECTIONS, INC.

                       INTRODUCTION TO UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

   The Unaudited Pro Forma Statements of Operations for each of the three years in the period ended December 31, 1998, give effect to the mergers involving WCI and the Murrey Companies as if such mergers occurred on January 1, 1996 and were accounted for as poolings-of-interests.

   The following Unaudited Pro Forma Balance Sheet as of December 31, 1998 assumes WCI's mergers with the Murrey Companies occurred on December 31, 1998.

   WCI has preliminarily analyzed the savings that it expects to be realized by consolidating certain operational and general and administrative functions. WCI has not and cannot quantify all of these savings due to the short period of time since the mergers occurred. It is anticipated that these savings will be partially offset by the incremental increase in costs related to WCI's corporate management. However, these costs, like the savings they offset, cannot be quantified accurately. Neither the anticipated savings nor the anticipated costs have been included in the Unaudited Pro Forma Financial Statements.

   The pro forma adjustments are based on preliminary estimates, available information and certain assumptions, and may be revised as additional information becomes available. The Unaudited Pro Forma Financial Statements do not purport to represent what WCI's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates or to project WCI's financial position or results of operations for any future period. Because WCI and the Murrey Companies were not under common control or management for all periods, historical combined results may not be comparable to, or indicative of, future performance. The Unaudited Pro Forma Financial Statements should be read in conjunction with WCI's financial statements and notes thereto filed with the Securities and Exchange Commission in the Company's Annual Report on Form 10-K, and the Murrey Companies' financial statements and notes thereto included elsewhere herein.

                             WASTE CONNECTIONS, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                  WASTE             THE MURREY
                                                            CONNECTIONS, INC.        COMPANIES
                                                              CONSOLIDATED            COMBINED             PRO FORMA
                                                              ------------          ------------          ------------
Revenues ............................................         $     54,042          $     32,528          $     86,570
Operating expenses:
  Cost of operations ................................               36,554                26,410                62,964
  Selling, general and administrative ...............                5,317                 2,791                 8,108
  Depreciation and amortization .....................                4,112                 2,194                 6,306
  Stock compensation ................................                  632                    --                   632
                                                              ------------          ------------          ------------
Income from operations ..............................                7,427                 1,133                 8,560
Interest expense ....................................               (2,257)                 (535)               (2,792)
Other income (expense), net .........................                   --                    79                    79
                                                              ------------          ------------          ------------
Income before income taxes ..........................                5,170                   677                 5,847
Income tax provision ................................               (2,395)                 (535)               (2,930)
                                                              ------------          ------------          ------------
Income before extraordinary item ....................                2,775                   142                 2,917
Extraordinary item -- early extinguishment
   of debt, net of tax benefit of $264 ..............               (1,027)                   --                (1,027)
                                                              ------------          ------------          ------------
Net income ..........................................         $      1,748          $        142          $      1,890
                                                              ============          ============          ============
Redeemable convertible preferred stock accretion ....                 (917)                   --                  (917)
                                                              ------------          ------------          ------------
Net income applicable to common stockholders ........         $        831          $        142          $        973
                                                              ============          ============          ============

Basic earnings per share:
  Income before extraordinary item ..................         $       0.29                                $       0.21
  Extraordinary item ................................                (0.16)                                      (0.11)
                                                              ------------                                ------------
  Net income per share ..............................         $       0.13                                $       0.10
                                                              ============                                ============

Diluted earnings per share:
  Income before extraordinary item ..................         $       0.22                                $       0.18
  Extraordinary item ................................                (0.12)                                      (0.09)
                                                              ------------                                ------------
  Net income per share ..............................         $       0.10                                $       0.09
                                                              ============                                ============

Shares used in calculating basic earnings per share .            6,460,293                                   9,349,173
                                                              ============                                ============
Shares used in calculating diluted earnings per share            8,371,415                                  11,260,295
                                                              ============                                ============

                             WASTE CONNECTIONS, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                      WASTE CONNECTIONS,
                                                      INC. CONSOLIDATED
                                                         PERIOD FROM          THE MURREY
                                                          INCEPTION           COMPANIES
                                                        (SEPTEMBER 9,          COMBINED             PRO FORMA
                                                        1997) THROUGH         YEAR ENDED            YEAR ENDED
                                                         DECEMBER 31,          DECEMBER            DECEMBER 31,
                                                            1997                31, 1997              1997
                                                         -----------          -----------          -----------
Revenues .......................................         $     6,237          $    28,874          $    35,111
Operating expenses:
  Cost of operations ...........................               4,703               23,133               27,836
  Selling, general and administrative ..........                 619                2,323                2,942
  Depreciation and amortization ................                 354                1,371                1,725
  Start-up and integration .....................                 493                   --                  493
  Stock compensation ...........................               4,395                   --                4,395
                                                         -----------          -----------          -----------
Income (loss) from operations ..................              (4,327)               2,047               (2,280)
Interest expense ...............................              (1,035)                (380)              (1,415)
Other income (expense), net ....................                 (36)                 283                  247
                                                         -----------          -----------          -----------
Income (loss) before income taxes ..............              (5,398)               1,950               (3,448)
Income tax benefit (provision) .................                 332                 (634)                (302)
                                                         -----------          -----------          -----------
 Net income (loss) .............................         $    (5,066)         $     1,316          $    (3,750)
                                                         ===========          ===========          ===========
Redeemable convertible preferred stock accretion                (531)                                     (531)
                                                         -----------                               -----------
Net income (loss) applicable to common
  stockholders .................................         $    (5,597)                              $    (4,281)
                                                         ===========                               ===========
Basic and diluted net loss per share ...........         $     (2.99)                              $     (0.90)
                                                         ===========                               ===========
Shares used in calculating per share amounts ...           1,872,567                                 4,761,447
                                                         ===========                               ===========

                             WASTE CONNECTIONS, INC.

                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                    THE MURREY
                                                     COMPANIES
                                                    -----------
Revenues ...............................            $    25,024
Operating expenses:
  Cost of operations ...................                 20,465
  Selling, general and administrative ..                  2,142
  Depreciation and amortization ........                  1,236
                                                    -----------
Income from operations .................                  1,181
Interest expense .......................                   (284)
Other income (expense), net ............                    309
                                                    -----------
Income before provision for income taxes                  1,206
Income tax provision ...................                   (543)
                                                    -----------
Net income .............................            $       663
                                                    ===========
Basic and diluted earnings per share ...            $      0.23
                                                    ===========
Shares used in per share calculations ..              2,888,880
                                                    ===========

                             WASTE CONNECTIONS, INC.

                          NOTES TO UNAUDITED PRO FORMA
                            STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

   ASSUMPTIONS. WCI's mergers with the Murrey Companies will be accounted for under the pooling of interests method of accounting for business combinations. The pro forma financial statements assume the issuance of 2,888,880 shares, which represents the number of shares exchanged.

   PRO FORMA ADJUSTMENTS. The unaudited pro forma statements of operations do not reflect non-recurring costs resulting directly from the merger between WCI and the Murrey Companies. The management of WCI estimates that these costs will approximate $6,200 and will be charged to operations in the quarter that the merger was consummated. The amount includes costs to merge the companies, signing bonuses to be paid to Murrey Company officers, and professional fees.

   PRO FORMA PER SHARE DATA. The shares used in computing the unaudited pro forma net income (loss) per share for each of the three years in the period ended December 31, 1998 are based upon the pro forma number of common shares as summarized in the table below.

                                                                                       YEARS ENDED DECEMBER 31,
                                                                       ------------------------------------------------------
                                                                          1996                  1997                  1998
                                                                       ----------            ----------            ----------
Basic Share Count:
  WCI weighted average shares outstanding ..................                   --             1,872,567             6,460,293
  Shares issued in exchange for the Murrey
    Companies' stock .......................................            2,888,888             2,888,880             2,888,880
                                                                       ----------            ----------            ----------

  Shares used in calculating pro forma basic net
     income (loss) per share ...............................            2,888,880             4,761,447             9,349,173
                                                                       ==========            ==========            ==========

Diluted Share Count:
  Shares used in calculating pro forma basic income
    net (loss) per share ...................................            2,888,880             4,761,447             9,349,173
  Dilutive effect of common stock equivalents outstanding...                   --                    --             1,911,122
                                                                       ----------            ----------            ----------
  Shares used in calculating pro forma diluted net
    income (loss) per share ................................            2,888,880             4,761,447            11,260,295
                                                                       ==========            ==========            ==========


   ACCOUNTING POLICIES. No adjustments have been made in these pro forma statements of operations to conform accounting policies of the Murrey Companies with those of WCI. The nature and extent of such adjustments, if any, are not expected to be significant.

                             WASTE CONNECTIONS, INC.

                        UNAUDITED PRO FORMA BALANCE SHEET
                                DECEMBER 31, 1998
                                 (IN THOUSANDS)


                                                       WASTE          THE MURREY
                                                 CONNECTIONS, INC.     COMPANIES       PRO FORMA
                                                   CONSOLIDATED        COMBINED       ADJUSTMENTS             PRO FORMA
                                                 ----------------     ----------      -----------             ---------
ASSETS
Current assets:
  Cash and equivalents                              $   2,675          $     173         $      --             $   2,848
  Accounts receivable, net                             10,769              3,007                --                13,776
  Prepaid expenses and other current assets             2,246                 27                --                 2,273
                                                    ---------          ---------         ---------             ---------
     Total current assets                              15,690              3,207                --                18,897
Property and equipment, net                            33,043             13,943                --                46,986
Intangible assets, net                                 98,785              1,801                --               100,586
Other assets                                            1,794                184                --                 1,978
                                                    ---------          ---------         ---------             ---------
                                                    $ 149,312          $  19,135         $      --             $ 168,447
                                                    =========          =========         =========             =========

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Short-term borrowings                             $      --          $   1,500         $      --             $   1,500
  Accounts payable                                      6,598              1,509                --                 8,107
  Advances from a related party                            --                543                --                   543
  Deferred revenue                                      2,052              1,095                --                 3,147
  Accrued liabilities                                   4,154              1,330                --                 5,484
  Current portion of long-term debt                     9,516                731                --                10,247
  Other current liabilities                             2,087                106                --                 2,193
  Accrued merger related expenses                          --                 --             6,200(1)              6,200
                                                    ---------          ---------         ---------             ---------
     Total current liabilities                         24,407              6,814             6,200                37,421
Long-term debt                                         60,106              3,879                --                63,985
Deferred income taxes                                   1,645                623                --                 2,268
Other long-term liabilities                             2,091                353                --                 2,444

Stockholders' equity:
  Common stock                                             94                 45               (16)(2)               123
  Additional paid-in capital                           66,163                455                16 (2)            66,634
  Deferred stock compensation                            (428)                --                --                  (428)
  Retained earnings (deficit)                          (4,766)             6,966            (6,200)(1)            (4,000)
                                                    ---------          ---------         ---------             ---------
     Total stockholders' equity                        61,063              7,466            (6,200)               62,329
                                                    ---------          ---------         ---------             ---------
                                                    $ 149,312          $  19,135         $      --             $ 168,447
                                                    =========          =========         =========             =========

                             WASTE CONNECTIONS, INC.

                   NOTES TO UNAUDITED PRO FORMA BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)


   ASSUMPTIONS. The unaudited pro forma balance sheet as of December 31, 1998 combines the historical balance sheet of Waste Connections, Inc. with the historical balance sheet of the Murrey Companies to be accounted for as poolings-of-interests as of December 31, 1998.

   PRO FORMA ADJUSTMENTS. The following adjustments have been made to the unaudited pro forma consolidated balance sheet.

   (1) To record estimated non-recurring costs of the mergers with the Murrey Companies. The management of WCI estimates that the non-recurring costs will approximate $6,200 and will be charged to operations in the quarter the merger was consummated. This estimated expense has been charged to retained earnings on the accompanying unaudited pro forma balance sheet.

   (2) To adjust the capital accounts to properly reflect the issuance of 2,888,880 shares of WCI's stock.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WASTE CONNECTIONS, INC.
                                  (Registrant)

Date:  April 2, 1999              By  /s/ Ronald J. Mittelstaedt
                                          Ronald J. Mittelstaedt
                                          President and Chief Executive
                                          Officer

                                EXHIBIT INDEX


Exhibit
  No.                           Description
-------                         -----------

  23.1                          Consent of Ernst & Young LLP,
                                     Independent Auditors